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                                                                      EXHIBIT 12


                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                                       Three Months Ended
                                                                          ---------------------------------------------
                                                                            October 1, 2000         September 26, 1999
                                                                          --------------------     --------------------
Net income (loss)                                                                    $ (6,304)                $ 25,703

Add:
       Interest                                                                         4,568                    3,127
       Income tax expense and other taxes on income                                    (3,705)                  15,090
       Fixed charges of unconsolidated subsidiaries                                        --                       86
                                                                          --------------------     --------------------
                    Earnings (loss) as defined                                       $ (5,441)                $ 44,006
                                                                          ====================     ====================

Interest                                                                              $ 4,568                  $ 3,127
Fixed charges of unconsolidated subsidiaries                                               --                       86
                                                                          --------------------     --------------------
                    Fixed charges as defined                                          $ 4,568                  $ 3,213
                                                                          ====================     ====================

Ratio of earnings to fixed charges*                                                        --                    13.70 x
                                                                          ====================     ====================



* For the quarter ended October 1, 2000, earnings were inadequate to cover fixed charges by $10,009,000.